Exhibit 4.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE, TO THE EXTENT APPLICABLE HERETO.

PROMISSORY NOTE

$5,000,000	New York, New York
_________, ______

FOR VALUE RECEIVED, Helios and Matheson Analytics Inc., a Delaware corporation (“Helios”), hereby promises to pay to MoviePass Inc., a Delaware corporation (“MoviePass”), on or before the Maturity Date (as defined below), (i) the principal amount of Five Million Dollars ($5,000,000) and (ii) interest on the unpaid principal balance hereof at the rate set forth herein. This Promissory Note (this “Note”) is issued pursuant to Section 1.1(c)(ii)(B) of that certain Securities Purchase Agreement, dated as of August 15, 2017, as amended on October 6, 2017, between MoviePass and Helios (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Securities Purchase Agreement”), as partial payment for the Shares. Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED, WHETHER BY MOVIEPASS, OPERATION OF LAW, COURT ORDER OR OTHERWISE, WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF HELIOS. ANY SUCH PURPORTED ASSIGNMENT OR TRANSFER WITHOUT SUCH CONSENT SHALL BE NULL AND VOID.

1.            Payment of Principal. The principal amount of this Note (the “Principal”), together with all unpaid Interest (as defined below) thereon, shall be due and payable on the later of (i) the 180th calendar day following the Closing Date and (ii) such date when the MoviePass Common Stock becomes listed on any of the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (the “Maturity Date”). Payment shall be made at such place as MoviePass may designate. All payments when made to MoviePass shall be paid in the lawful money of the United States of America in immediately available funds. Helios hereby waives presentment, notice of dishonor and protest in respect hereof. No interest or other amount shall be payable in excess of the maximum permissible rate under applicable law, and any interest or other amount which is paid in excess of such maximum rate shall be deemed to be a payment of principal hereunder.

2.            Payment of Interest. The unpaid Principal balance due hereunder shall bear interest (the “Interest”) at an annual rate equal to 5% (the “Interest Rate”). All accrued Interest shall be due and payable on the Maturity Date. All Interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed.

3.            Helios Defaults.

(a)           Helios shall be deemed in default hereunder upon the occurrence of any of the following (each, a “Helios Default”):

(i)            Failure to Pay Principal or Interest. Helios shall have failed to pay, when due, all or any part of any Principal or Interest required to be paid hereunder;

(ii)            Bankruptcy, etc. Helios shall have commenced any bankruptcy, insolvency or dissolution proceeding; Helios shall have executed a general assignment for the benefit of creditors; Helios shall have filed or have filed against it a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more; or there shall have been an appointment of a receiver or trustee to take possession of the property or assets of Helios.

(b)           Consequence of Helios Default. Upon the occurrence of a Helios Default under Section 3(a)(i) that remains uncured for ten (10) business days following written notice thereof from MoviePass, the outstanding Principle and accrued but unpaid Interest hereunder shall, at the option of MoviePass, become immediately due and payable. Upon the occurrence of a Helios Default under Section 3(a)(ii), the outstanding Principle and accrued but unpaid Interest hereunder shall become immediately due and payable automatically without any action on the part of MoviePass.

4.            Helios Redemption and Cancellation Right. Notwithstanding anything herein to the contrary, if the MoviePass Common Stock is not listed on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange on or before June 1, 2018 (as such date may be extended as described below, the “Extended Listing Maturity Date”), then, within ten (10) business days thereafter, Helios shall redeem the outstanding Principal amount and accrued unpaid interest thereon as of the Extended Listing Maturity Date (the “Redemption Amount”) in exchange for Helios tendering to MoviePass for immediate cancellation such number of Shares (the “Redemption and Cancellation”) equal to the Redemption Amount divided by the Closing Share Price (the “MoviePass Cancelled Shares”). For purposes hereof, the “Closing Share Price” shall equal $28,500,000 divided by the number of Shares issued to Helios upon the Closing. The Extended Listing Date may be extended from time to time by Helios and MoviePass upon mutual written agreement at any time prior to the tenth (10th) business date following the Extended Listing Date (such 10th business day being referred to herein as the “Redemption and Cancellation Date”). On or before the Redemption and Cancellation Date, (i) Helios shall surrender to MoviePass (or if MoviePass then has a third party transfer agent, to its transfer agent) any stock certificate(s) representing the MoviePass Cancelled Shares, and if such stock certificate(s) represent(s) a greater number of Shares than the number of MoviePass Cancelled Shares, MoviePass or its transfer agent, as applicable, shall promptly deliver (or cause its transfer agent to deliver) to Helios a new stock certificate representing the difference between the number of MoviePass Cancelled Shares and the number of Shares represented by the stock certificate(s) so surrendered and (ii) MoviePass shall stamp “cancelled” on the original execution version of this Note and return the same to Helios. From and after the Redemption and Cancellation Date, notwithstanding, any failure by Helios to promptly deliver such certificates or any failure by MoviePass to promptly deliver such original, the Redemption Amount of this Note, and all rights of MoviePass with respect thereto, automatically shall be deemed cancelled, terminated and of no further force or effect.

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5.            Pledge.

(a)           Helios hereby grants a first priority security interest in, and pledges, a number of Shares equal to forty four percent (44%) of all of the Shares that Helios received pursuant to the Securities Purchase Agreement (the “Pledged Shares”), and all proceeds thereon (the Pledged Shares, together with all proceeds of the foregoing, being referred to as the “Pledged Collateral”) to MoviePass to secure the satisfaction by Helios of all its obligations to MoviePass under this Note, based on an agreed upon per share value of the Pledged Shares equal to the Closing Share Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting the Common Stock of MoviePass). This pledge shall be governed by all applicable provisions of, and MoviePass shall have all rights and remedies with respect to the Pledged Collateral of a secured party under, the Uniform Commercial Code as in effect in the State of New York (or, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in the Pledged Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection or availability of such remedy). Helios agrees to deliver to MoviePass such other documents of transfer and to take such other actions as MoviePass may from time to time reasonably request to enable MoviePass to perfect its security interest in the Pledged Collateral under applicable laws and to otherwise effect the purposes of this Note, and upon the occurrence of a Helios Default and during the continuance thereof, Helios agrees to deliver to MoviePass such other documents of transfer and to take such other actions as MoviePass may reasonably request to enable MoviePass to transfer the Pledged Shares into its name or the name of its nominee. Helios agrees that it will not (i) sell, transfer, assign, pledge or otherwise dispose of, whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law, any interest (legal or beneficial), or grant any option with respect to, any of the Pledged Collateral without the prior written consent of MoviePass, or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest granted hereby. Helios hereby authorizes MoviePass to file any financing statements, continuation statements, instruments, agreements or documents, and amendments to any such statements, instruments, agreements or documents, in any offices MoviePass deems necessary or appropriate in order to perfect MoviePass’ security interest in the Pledged Collateral. A carbon, photographic or other reproduction of this Note or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Helios hereby authorizes MoviePass, and hereby grants a power-of-attorney to MoviePass (which is irrevocable and is coupled with an interest), to execute in the name and on behalf of Helios any and all financing statements, instruments, agreements or documents that MoviePass deems necessary or appropriate in order to perfect MoviePass’ security interest in the Pledged Collateral. Helios hereby represents and warrants that its principal place of business is as Helios has provided to MoviePass and Helios covenants to promptly notify MoviePass in writing in the event Helios changes its principal place of business.

(b)           In the event that, during the term of this Note, any interest, dividend, distribution, reclassification, readjustment or other change is declared or made in the capital structure of MoviePass, Helios shall have all rights, title and interests in and to any and all such interest, dividends, distributions and securities issued to or acquired by Helios by reason of any such event (except that MoviePass shall have a security interest in all securities issued to or acquired by Helios related to the Pledged Shares by reason of such event, which securities shall become part of the Pledged Collateral).

(c)           During the term of this Note and for so long as the Pledged Collateral is owned by Helios, Helios shall have the right to vote the Pledged Shares and any and all other securities constituting part of the Pledged Collateral, and to exercise any other voting rights pertaining to such Pledged Collateral, and to give consents, ratifications and waivers with respect thereto, and to exercise all of its rights as a stockholder thereof for all purposes, in each case, in accordance with the voting proxy agreement by and between MoviePass and Helios dated the date of this Note.

(d)           MoviePass hereby acknowledges that its right to recover amounts payable hereunder shall be limited to the Pledged Collateral.

6.            No Set-Off. The obligations of Helios, and the rights of MoviePass, under this Note shall be absolute and shall not be subject to any counterclaim, set-off, deduction or defense other than as set forth in Section 7.1 of the Securities Purchase Agreement.

7.            Miscellaneous.

(a)           Full Recourse. The parties hereby acknowledge and agree that this Note is a full recourse obligation of Helios, subject to Section 5(d) of this Note.

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(b)           No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by MoviePass and Helios.

(c)           Assignment. The provisions of this Note shall be binding upon and inure to the benefit of Helios and MoviePass, and (to the extent permitted by the terms hereof) their respective successors and permitted assigns. Helios may not assign, sell, pledge or otherwise transfer all or any portion of his rights or obligations under this Note without the prior written consent of MoviePass and MoviePass may not assign, sell, pledge or otherwise transfer all or any portion of its rights or obligations under this Note without the prior written consent of Helios.

(d)           Amendments. None of the terms or provisions of this Note may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Helios and MoviePass.

(e)           Waiver. MoviePass shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Helios Default or other breach hereof. No failure to exercise, nor any delay in exercising, on the part of MoviePass or Helios, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by MoviePass or Helios of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which MoviePass or Helios would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(f)           Enforcement. Helios hereby agrees to pay or reimburse MoviePass for all costs, including, but not limited to, reasonable attorneys’ fees, incurred by MoviePass in seeking to enforce the obligations of Helios to pay any portion of the Principal amount hereunder or any accrued interest thereon (subject to Section 4 hereof), when due in accordance with the terms hereof but unpaid, against Helios after and during the continuance of an Helios Default, whether or not pursued in court or otherwise.

(g)           Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(h)           No Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Note shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(i)           Usury. If interest payable under this Note is in excess of the maximum permitted by law, the Interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the Principal balance of this Note and applied to the same and not to the payment of Interest.

(j)           Remedies. No delay or omission on the part of MoviePass or Helios in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no partial exercise of any right or remedy precludes other or further exercise thereof or the exercise of any other rights or remedy.

(k)           Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made and delivered in accordance with the Securities Purchase Agreement.

(l)           Certain Interpretive Matters. The parties acknowledge and agree that: (i) this Note is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party; (ii) each party and its counsel have reviewed and negotiated the terms and provisions of this Note and have contributed to its revision; (iii) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Note; (iv) the headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note; (v) whenever required by the context, any pronoun used in this Note shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (vi) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Note shall be deemed in each case to refer to this Note as a whole and not to any particular subdivision of this Note; (vii) the words “include” and “including” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation”, (viii) any reference herein to “dollars” or “$” shall mean United States dollars and (ix) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(m)          Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. Further, this Note may be executed by transfer of an originally signed document by facsimile or e-mail (in PDF or a similarly scanned format), each of which will be as fully binding as an original document

[Signature Page Follows]

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IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

HELIOS AND MATHESON ANALYTICS INC.

By:
Name:
Title:

Agreed and accepted as of
this ___ day of [    ], 201_ by:

MOVIEPASS INC.

By:
Name:
Title:

[Signature Page to Helios Note]

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